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                                                                EXHIBIT 23(d)-5a

                             AGREEMENT TO TERMINATE
                                       THE
                             SUB-ADVISORY AGREEMENT
                         BETWEEN BBOI WORLDWIDE LLC AND
                 BANK OF IRELAND ASSET MANAGEMENT (U.S.) LIMITED
              (CONCERNING THE BERGER/BIAM IPT - INTERNATIONAL FUND)

         This AGREEMENT TO TERMINATE THE SUB-ADVISORY AGREEMENT (the "Termination Agreement") is made effective the 12th of May, 2000 between BBOI Worldwide LLC ("BBOI Worldwide"), a Delaware limited liability company and Bank of Ireland Asset Management (U.S.) Limited ("BIAM"), an Irish corporation.

         WHEREAS, BBOI Worldwide and BIAM entered into that certain Sub-Advisory Agreement dated May 1, 1997 whereby BBOI delegated to BIAM certain duties and responsibilities for providing investment advisory services to the Berger/BIAM IPT - International Fund (the "Agreement");

         WHEREAS, BBOI and BIAM desire to terminate the Agreement in the manner hereinafter set forth;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BBOI and BIAM agree as follows:

         1. Termination of the Agreement. The Agreement is hereby terminated.

         2. Effect of Termination. Each party's rights, remedies, and obligations under the Agreement are terminated without any liability whatsoever to the other party.

         IN WITNESS THEREOF, BBOI and BIAM have caused this Termination Agreement to be executed by their duly authorized officers effective of the date first written above.


BBOI WORLDWIDE LLC,                        BANK OF IRELAND ASSET
                                           MANAGEMENT (U.S.) LIMITED


By:                                        By:
   ----------------------------------         ----------------------------------
Name:  Jack R. Thompson                    Name:
Title: Co-Chief Executive Officer               --------------------------------
                                           Title:
                                                 -------------------------------

                                           By:
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                                           Name:
                                                --------------------------------
                                           Title:
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